UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 7, 2024

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common	RBCAA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Discretionary 2024 Cash Bonus

On October 7, 2024, the Compensation Committee of the Board of Directors of Republic Bancorp, Inc. (the “Company”) approved a discretionary cash bonus payout of $225,000 for William (Bill) Nelson, President of the Republic Processing Group (“RPG”).

As previously described in the Company’s compensation discussion and analysis in its annual proxy solicitation materials, Mr. Nelson participates in the Company’s Bonus Incentive Compensation Program. The most recent bonus program goals for Mr. Nelson and for others in RPG (“RPG Bonus Program”) were tied to the overall performance of RPG as measured through RPG’s gross operating profit for the period from October 1, 2023 through September 30, 2024 (the “RPG Fiscal Year”) as further disclosed as Exhibit 10.1, attached hereto. Additionally, overall performance, achievement of 2023/2024 assigned goals, and any extraordinary efforts were considered in determining the amount of the payout under the RPG Bonus Program. The cash bonus of $225,000 as set forth above for Mr. Nelson represents his entire bonus payout for the RPG Fiscal Year.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.
	10.1	Form of RPG Bonus Agreement between Republic Bank & Trust Company and designated Executive Officers (incorporated by reference to Exhibit 10.80 to Registrant’s Form 10-K filed March 14, 2024)
	104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date: October 8, 2024	By:	/s/ Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer

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